                                                                    EXHIBIT 10.2


================================================================================

                              SERVICES AGREEMENT

                                    BETWEEN

                           BJ'S WHOLESALE CLUB, INC.

                                      AND

                                  WABAN INC.

================================================================================

                              SERVICES AGREEMENT
                              ------------------

        This SERVICES AGREEMENT (the "Agreement"), dated as July 28, 1997, is entered into by and between Waban Inc., a Delaware corporation ("Waban"), and BJ's Wholesale Club, Inc., a Delaware corporation and, as of the date hereof, a wholly owned subsidiary of Waban ("BJI").

                                  WITNESSETH:
                                  ----------

        WHEREAS, Waban and BJI have entered into a Separation and Distribution Agreement (the "Distribution Agreement") which contemplates the separation of Waban's "BJ's Wholesale Club" and "HomeBase" businesses into two distinct companies by transferring the BJ's Wholesale Club business to BJI (the "Separation") and, then, distributing all of the outstanding shares of BJI Common Stock on a pro rata basis to the holders of Waban Common Stock (the "Distribution"); and

        WHEREAS, each of BJI and Waban wishes to provide for an orderly and efficient separation of their businesses; and

        WHEREAS, the successful operation of Waban's business will require the performance of certain administrative services which Waban has previously provided itself and BJI is willing to provide to Waban; and

        WHEREAS, the Distribution Agreement contemplates the execution and delivery of this Agreement, the purpose of which is to set forth certain matters regarding the provision of administrative services by BJI to Waban.

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

1.      SERVICES

        1.1. Services to be Made Available. In accordance with the terms and
             -----------------------------
provisions of this Agreement, BJI agrees to perform for Waban the services described in the Annexes hereto (collectively, the "Services") in the amounts and to the extent specified with respect to each such Service in the applicable Annex as follows:

              Service                                         Applicable Annex
              -------                                         ----------------
               Tax                                            A

               Other Professional Services                    B

        1.2. Fees for Services. Waban agrees to pay to BJI a fee for each of the
             -----------------
Services as specified in the applicable Annex hereto.

        Not more often than once per fiscal month, BJI shall forward to Waban invoices for the Services listing the Services provided hereunder and listing the fees for such Services, setting forth in reasonable detail the calculation of the amounts charged. Invoices for Services provided for partial fiscal months and relating to Services for which the fees are to be calculated on a monthly basis shall be based upon (a) the number of business days during which services were provided, divided by (b) the number of business days in such fiscal month. Within fifteen days of receiving an invoice, Waban shall pay to BJI the amount invoiced unless it shall in good faith dispute the types and/or amounts of Services set forth on such invoice as having been provided during the period covered by such invoice. In the event of such good faith dispute, Waban shall pay the fees set forth on such invoice for all Services the amounts of which are not in dispute and the parties hereto agree to use their respective best efforts to resolve such dispute within ten days. If such dispute is not resolved within ten days, either party hereto may seek binding arbitration of such dispute in accordance with the provisions of Section 3.8 hereof. With respect to any task that BJI agrees to perform hereunder, BJI shall, at Waban's request, inform Waban of the person(s) who are expected to perform such tasks, such persons' hourly rates applicable thereto and an estimate of the time such tasks will require to complete.

        1.3. Term of Agreement.  This Agreement shall become effective as
             -----------------
of the date of the Distribution (the "Distribution Date") and shall terminate with respect to each Service on the date specified for such Service in the applicable Annex hereto.

        1.4. Timely Performance and Cooperation. BJI shall use all reasonable
             ----------------------------------
efforts in the timely performance of the Services and Waban shall use all reasonable efforts to cooperate with BJI in connection with the provision of the Services.

2.      REPRESENTATIONS AND WARRANTIES.

        As an inducement to enter into this Agreement, each party represents to and agrees with the other that:

        (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its properties, to carry on its business as presently conducted and to carry out the transactions contemplated by this Agreement;

        (b) it has duly and validly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

        (c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be affected by laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; and

        (d) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the compliance with any of the provisions of this Agreement will (i) conflict with or result in a breach of any provision of its corporate charter or by-laws, (ii) breach, violate or result in a default under any of the terms of any agreement or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or affecting any of its properties or assets.

3.      OTHER TERMS AND PROVISIONS

        3.1. Independent Contractor Status. BJI shall perform all services under
             -----------------------------
this Agreement as an "independent contractor" and not as an agent of Waban. BJI is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of Waban or to bind Waban in any manner.

        3.2. Limitation of Liability and Reimbursement. Neither BJI, nor any of
             -----------------------------------------
its officers, employees, agents or affiliates (including its attorneys and accountants), shall in any event be liable for any damages, including but not limited to loss of profits or revenue, which arise out of BJI's (or any such officer's, employee's, agent's or affiliate's) performance or failure to perform any of its obligations under this Agreement, other than those damages caused by BJI's (or such person's) willful misconduct or gross negligence. Waban hereby agrees to indemnify BJI and hold BJI harmless for all costs (including attorneys' fees) and damages incurred by BJI to third parties as a result of the provision by BJI pursuant to this Agreement of the Services, other than costs or damages incurred by BJI as a result of its willful misconduct or gross negligence.

        3.3. Severability. If any term, provision, covenant or restriction of
             ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

        3.4. Assignment. Except by operation of law or in connection with the
             ----------
sale of all or substantially all the business or assets of a party hereto, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by BJI and Waban and their respective successors and permitted assigns.

        3.5. Further Assurances. Subject to the provisions hereof, each of BJI
             ------------------
and Waban shall make, execute, acknowledge and deliver such other agreements, documents or instruments and take or cause to be taken such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of BJI and Waban shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, or other regulatory or administrative agency, commission or similar authority and promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this sentence.

        3.6. Parties in Interest. Nothing in this Agreement expressed or implied
             -------------------
is intended or shall be construed to confer any right or benefit upon any person or entity other than BJI and Waban and their respective successors and permitted assigns.

        3.7. Waivers, Etc. No failure or delay on the part of BJI or Waban in
             -----------
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by BJI or Waban therefrom shall in any event be effective unless the same shall be in writing and signed by the party against whom such modification or waiver is asserted and then such modification or waiver shall be effective only in the specific instance and for the purpose for which given.

        3.8. Arbitration. Each party hereto may refer any dispute arising under
             -----------
this Agreement or the matters contemplated hereby (including without limitation the fees for Services provided hereunder) to binding arbitration in the Commonwealth of Massachusetts under the commercial arbitration rules of the American Arbitration Association before a panel of three arbitrators, one selected by each party and the third selected by the other two arbitrators or, if they are unable to agree, by the American Arbitration Association. Any award made in such arbitration may be enforced in any court of competent jurisdiction.

        3.9. Changes of Law. If, due to any change in applicable law or
             --------------
regulations or the interpretation thereof by any court of law or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated thereby shall become impracticable or impossible, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

        3.10. Confidentiality. Subject to any contrary requirement of law and
              ---------------
the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential and shall cause its employees and agents to keep strictly confidential any information which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement; provided, however, that such obligation to maintain confidentiality shall not apply to information which (a) at the time of disclosure was in the public domain not as a result of acts by the receiving party, (b) was in the possession of the receiving party at the time of disclosure, or (c) was received by the receiving party from a third party that does not require the receiving party to maintain the confidentiality of such information, and that is not in violation of any contractual, legal or fiduciary obligation to the disclosing party with respect to such information.

        3.11. Entire Agreement. Except as provided in the Separation and
              ----------------
Distribution Agreement of even date herewith between Waban and BJI, this Agreement contains the entire understanding of the parties with respect to the provisions of Services from BJI to Waban.

        3.12. Titles and Headings. Titles and headings to sections herein are
              -------------------
inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        3.13. Counterparts. This Agreement may be executed in counterparts, each
              ------------
of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        3.14. Notices. Any notice, request, demand, claim, or other
              -------
communication hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below, and shall be deemed duly given on the date which is three days after the date such notice, request, demand, claim, or other communication is sent:

             BJI at:         One Mercer Road
             ------          Natick, MA  01760
                             Attn:  Treasurer

             Waban at:       3345 Michelson Drive
             --------        Irvine, CA  92612
                             Attn:  Treasurer

Notwithstanding the foregoing, any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

        3.15. Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the domestic substantive laws of the State of Delaware without regard to any choice or conflict of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Services Agreement to be duly executed as of the day and year first above written.

                                                    WABAN INC.



                                                    By: /s/ Herbert J. Zarkin
                                                        ------------------------
                                                        Herbert J. Zarkin
                                                        President


                                                    BJ'S WHOLESALE CLUB, INC.



                                                    By: /s/ John J. Nugent
                                                        ------------------------
                                                        John J. Nugent
                                                        President

                                                   ANNEX A TO SERVICES AGREEMENT
                                                   -----------------------------

                                  MEMORANDUM
                                  ----------
To:      B. Langsdorf

From:    C. Cody

Subject: SERVICES PROVIDED BY BJI TO WABAN/HOMEBASE



================================================================================
         Below is a description of the services the BJI Tax Department will provide Waban/HomeBase, if and to the extent requested by HomeBase.

         Federal & State Tax Returns
         ---------------------------

         The BJI Tax Department will prepare and file, after review by Waban/HomeBase, all federal and state income, net worth and franchise tax returns for all filings through the taxable year ending January 31, 1998. The BJI Tax Department will maintain or prepare all tax ledgers, tax credit programs, service fee calculations, accounting tax provisions and timely file all tax extensions as needed for the above period, and prepare all estimated tax payments required to be made through October 31, 1998.

         Annual Reports to the Secretaries of State
         ------------------------------------------

         The BJI Tax Department will prepare and file, after review by Waban/HomeBase, all annual reports to the Secretaries of State of all states in which Waban or any of its subsidiaries is qualified to do business, required to be filed through October 31, 1998.

         Employee Benefit Plan Filings
         -----------------------------

         The BJI Tax Department will prepare and file, after review by Waban/HomeBase, all employee benefit plan filings including but not limited to Forms 5500, Form 990 and the PBGC filing for plan years ending on or before January 31, 1998.

Audits
------

The BJI Tax Department will handle the federal and state income tax audits through any post-audit conference or protest for all audits of returns related to taxable years in which BJI was part of the Waban Inc. consolidated federal return.

Miscellaneous
-------------

The BJI Tax Department will prepare and file all payroll tax filings related to the third quarter of 1997 and periods prior thereto.

The BJI Tax Department will provide tax research to Waban and its subsidiaries through October 31, 1998.

COST TO WABAN INC.
------------------

The FYE 1/31/98 charge to Waban/HomeBase will be $108,000. This amount will be charged monthly as follows:

August                      $ 18,000.00
September                     18,000.00
October                       18,000.00
November                      18,000.00
December                      18,000.00
January                       18,000.00
                             __________
                            $108,000.00


                                                   ANNEX B TO SERVICES AGREEMENT
                                                   -----------------------------

                          Other Professional Services
                          ---------------------------

        The following professional advisory services, as reasonably requested by Waban and as may be agreed to by BJI from time to time, shall be provided by BJI to Waban for a period of up to twelve months after the Distribution Date. This Annex describes the terms on which any such services may be provided by BJI and does not require BJI to provide such services.

                                Risk Management
                                Legal
                                Investor Relations
                                Treasury

        Such services shall be billed to Waban on an hourly basis at 2.5 times the providing employee's hourly rate (calculated as such person's annualized base salary divided by 2,000).

        In addition, Waban shall reimburse BJI for the out-of-pocket expenses incurred by the providing employee in the performance of such services.